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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Business Objects S.A. for the registration of 28,989,443 Business Objects ordinary shares and to the use of our report dated July 18, 2003 in the registration statement, with respect to the consolidated financial statements and financial statement schedules of Crystal Decisions, Inc. included in its Form 10-K for the year ended June 27, 2003, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP
Vancouver, Canada
August 29, 2003

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS